                                                                    EXHIBIT 10.1

                               101 NORTH WALKER




                          STANDARD FORM OFFICE LEASE

                                    BETWEEN

       EOP OPERATING LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP
                                 ("LANDLORD")

                                      AND

      INFORMATION MANAGEMENT ASSOCIATES, INC., A CONNECTICUT CORPORATION
                                  ("TENANT")

                               TABLE OF CONTENTS

I.         Basic Lease Information; Definitions................  1

II.        Lease Grant.........................................  4

III.       Adjustment of Commencement Date/Possession..........  4

IV.        Rent................................................  5

V.         Use................................................. 10

VI.        Security Deposit.................................... 11

VII.       Services to be Furnished by Landlord................ 12

VIII.      Leasehold Improvements.............................. 13

IX.        Graphics............................................ 14

X.         Repairs and Alterations............................. 14

XI.        Use of Electrical Services by Tenant................ 15

XII.       Entry by Landlord................................... 16

XIII.      Assignment and Subletting........................... 16

XIV.       Liens............................................... 19

XV.        Indemnity and Waiver of Claims...................... 19

XVI.       Tenant's  Insurance................................. 20

XVII.      Subrogation......................................... 22

XVIII.     Landlord's Insurance................................ 22

XIX.       Casualty Damage..................................... 23

XX.        Demolition.......................................... 24

XXI.       Condemnation........................................ 24

XXII.      Events of Default................................... 25

XXIII.     Remedies............................................ 26

XXIV.      LIMITATION OF LIABILITY............................. 27

XXV.       No Waiver........................................... 28

XXVI.      Event of Bankruptcy................................. 28

XXVII.     Waiver of Jury Trial................................ 29

XXVIII.    Relocation.......................................... 29

XXIX.      Holding Over................................................ 30

XXX.       Subordination to Mortgages; Estoppel Certificate............ 30

XXXI.      Attorneys' Fees............................................. 31

XXXII.     Notice...................................................... 31

XXXIII.    Landlord's Lien............................................. 31

XXXIV.     Excepted Rights............................................. 31

XXXV.      Surrender of Promises....................................... 32

XXXVI.     Miscellaneous............................................... 32

XXXVII.    Entire Agreement............................................ 35

                            OFFICE LEASE AGREEMENT


     This Office Lease Agreement (the "Lease") is made and entered into as of the 10th day of September, 1998, by and between EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and INFORMATION MANAGEMENT ASSOCIATES, INC., a Connecticut corporation ("Tenant").

I.   BASIC LEASE INFORMATION; DEFINITIONS.

     A. The following are some of the basic lease information and defined terms used in this Lease.

          1. "Additional Base Rental" shall mean Tenant's Pro Rata Share of Basic Costs and any other sums (exclusive of Base Rental) that are required to be paid by Tenant to Landlord hereunder, which sums are deemed to be additional rent under this Lease. Additional Base Rental and Base Rental are sometimes collectively referred to herein as "Rent".

          2. "Base Rental" shall mean the sum of One Million Four Hundred Sixty-six Thousand Eight Hundred Fifty and 00/100 Dollars ($1,466,850.00), payable by Tenant to Landlord in eighty four
               (84) monthly Installments as follows:

               a. Twelve (12) equal installments of Fifteen Thousand Seven Hundred Sixteen and 25/100 Dollars ($15,716.25), each payable on or before the first day of each month during the period beginning January 1, 1999, and ending December 31, 1999.

               b. Twelve (12) equal installments of Sixteen Thousand Two Hundred Ninety-eight and 33/100 Dollars ($16,298.33), each payable on or before the first day of each month during the period beginning January 1, 2000, and ending December 31, 2000.

               c. Twelve (12) equal Installments of Sixteen Thousand Eight Hundred Eighty and 42/100 Dollars ($16,880.42), each payable on or before the first day of each month during the period beginning January 1, 2001, and ending December 31, 2001.

               d. Twelve (12) equal installments of Seventeen Thousand Four Hundred Sixty-two and 50/100 Dollars ($17,462.50), each payable on or before the first day of each month during the period beginning January 1, 2002, and ending December 31, 2002.

               e. Twelve (12) equal installments of Eighteen Thousand Forty-four and 58/100 Dollars ($18,044.58), each payable on or before the first day of each month during the period beginning January 1, 2003, and ending December 31, 2003.

               f. Twelve (12) equal installments of Eighteen Thousand Six Hundred Twenty-six and 67/100 Dollars ($18,626.67), each payable on or before the first day of each month during the period beginning January 1, 2004, and ending December 31, 2004.

               g. Twelve (12) equal installments of Nineteen Thousand Two Hundred Eight and 75/100 Dollars ($19,208.75), each payable on or before the first day of each month during the period beginning January 1, 2005, and ending December 31, 2005.

          3. "Building" shall mean the office building located at 101 North Walker Drive, City of Chicago, County of Cook, State of Illinois, commonly known as 101 North Walker.

          4. The "Commencement Date", "Lease Term" and "Termination Date" shall have the meanings set forth in subsection I.A.4.a. below:

               a. The "Lease Term" shall mean a period of eighty four (84) months, commencing on January 1, 1999, (the "Commencement Date") and, unless sooner terminated as provided herein, ending on December 31, 2005 (the "Termination Date").

               b.   INTENTIONALLY OMITTED.

          5. "Premises" shall mean the area located on the fifteenth (15th) floor of the Building, as outlined on Exhibit A attached hereto and incorporated herein and known as Suite #1550. Landlord and Tenant hereby stipulate and agree that the "Rentable Area of the Premises" shall mean 13,970 square feet and the "Rentable Area of the Building" shall mean 575,294 square feet. If the Premises being leased to Tenant hereunder include one or more floors within the Building in their entirety, the definition of Premises with respect to such full floor(s) shall include all corridors and restroom facilities located on such floor(s). Notwithstanding the foregoing, unless specifically provided herein to the contrary, the Premises shall not include any telephone closets, electrical closets, janitorial closets, equipment rooms or similar areas on any full or partial floor that are used by Landlord for the operation of the Building.

          6.   "Permitted Use" shall mean general office use.

          7. "Security Deposit" shall initially mean the sum of Forty Thousand and 00/100 Dollars ($300,000.00). Such Security Deposit may be provided to Landlord in the form of a letter of credit in accordance with the terms and conditions of Article VI hereof. Such Security Deposit shall be subject to reduction in accordance with the terms of Article VI hereof.

          8. "Tenant's Pro Rata Share" shall mean Two and four thousand two hundred eighty-three ten thousandths percent (2.4283%), which is the quotient (expressed as a percentage), derived by dividing the Rentable Area of the Premises by the Rentable Area of the Building.

          9. "Guarantor(s)" shall mean any party that agrees in writing to guarantee the Lease. As of the date hereof there is no Guarantor.

          10. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

               Tenant:

               On and after the Commencement Date, notices shall be sent to Tenant at the Premises.

               With a copy to:

               Information Management Associates, Inc.
               One Corporate Drive
               Suite 414
               Shelton, Connecticut 06484
               Attention:  General Counsel

               Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

               Information Management Associates, Inc.
               One Corporate Drive
               Suite 414
               Shelton, Connecticut 06484
               Attention:  General Counsel

               Landlord:

               c/o Equity Office Properties Trust
               101 N. Walker Drive
               Suite 101
               Chicago, Illinois 60606
               Attention:  Property Manager

               With a copy to:

               EOP Operating Limited Partnership
               c/o Equity Office Properties Trust
               Two North Riverside Plaza Suite 2200
               Chicago, Illinois 60606
               Attention:  Regional Counsel - Central

               Payments of Rent only shall be made payable to the order of:

               Equity Office Properties

               at the following address:

               EOP Operating Limited Partnership
               as Agent for 101 N. Walker
               Dept. 77-6355
               Chicago, Illinois 60678-6355

          B. The following are additional definitions of some of the defined terms used in the Lease.

               1.   Intentionally Omitted.

               2. "Basic Costs" shall mean all costs and expenses paid or incurred in connection with operating, maintaining, repairing, managing and owning the Building and the Property, as further described in Article IV hereof.

               3.   "Broker" means U.S. Equities Realty, Inc.

               4. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

               5. "Business Day(s)" shall mean Mondays though Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided that such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

               6. "Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, vending areas, lobby areas (whether at ground level or otherwise) and other similar facilities.

               7. "Landlord Work" shall mean the work, if any, that Landlord is obligated to perform in the Premises pursuant to the Work Letter Agreement, if any, attached hereto as Exhibit D. (If applicable.)

               8. "Maximum Rate" shall mean the greatest per annum rate of interest permitted from time to time under applicable law.

               9. "Normal Business Hours" for the Building shall mean 8.00 A.M. to 6:00 P.M. Mondays through Fridays, and 8:00 A.M. to 12:00 noon on Saturdays, exclusive of Holidays.

               10. "Prime Rate" shall mean the per annum interest rate publicly announced by The First National Bank of Chicago or any successor thereof from time to time (whether or not charged in each instance) as its prime or base rate in Chicago, Illinois.

               11. "Property" shall mean the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the Building garage, if any, and all other improvements owned by Landlord and serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

II.  LEASE GRANT.

     Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right, in common with others, to use the Common Areas.

III. ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

     A.   INTENTIONALLY OMITTED.

     B. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use. Tenants acceptance of the Premises shall be subject to Landlord's obligation to correct portions of the Landlord Work as set forth on a construction punch list prepared by Landlord and Tenant in accordance with the terms hereof. Within fifteen (15) days after the substantial completion of the Landlord Work for any section of the Premises, Landlord and Tenant shall together conduct an inspection of such portion of the Premises and prepare a "punchlist" setting forth any portions of the Landlord Work that are not in conformity with the Landlord Work as required by the terms of this Lease. Landlord, as part of the Landlord Work, shall use good faith efforts to correct all such Items within a reasonable time following the completion of the punch list. In addition, Landlord shall be responsible for latent defects in the

          Landlord Work of which Tenant notifies Landlord to the extent that the correction of such defects is covered under valid and enforceable warranties given Landlord by contractors or subcontractors performing the Landlord Work. Landlord, at its option, may pursue such claims directly or assign any such warranties to Tenant for enforcement. The contract for the Landlord Work shall contain a one (1) year warranty on material and labor.

     C.   INTENTIONALLY OMITTED.

     D. If Tenant takes possession of the Premises prior to the Commencement Date for any reason, such possession shall be subject to all the terms and conditions of the Lease, except that in lieu of Tenant's obligation to pay the Base Rental set forth herein, Tenant shall pay $9,023.00 per month (prorated for any partial month of occupancy), and Tenant shall not be obligated to pay Additional Base Rental with respect to the period of time prior to the Commencement Date. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior consent of Landlord.

IV.  RENT.

     A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder Tenant's Pro Rata Share of Basic Costs (as defined below) for the applicable calendar year. Prior to the Commencement Date and prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of Basic Costs for the applicable calendar year and Tenant's Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay to Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of Basic Costs. Landlord shall have the right from time to time during any such calendar year to revise the estimate of Basic Costs for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. Landlord agrees not to revise such estimate more then two (2) times per year. If Landlord does not provide Tenant with an estimate of the Basic Costs by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous year's estimate. Tenant shall pay to Landlord for any underpayment within thirty (30) days after demand. Any overpayment shall, at Landlord's option, be refunded to Tenant or credited against the installment of Additional Base Rental due for the months immediately following the furnishing of such estimate. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to the immediately following paragraph when actual Basic Costs are determined for such calendar year.

          As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs for the previous calendar year. If the amount of estimated Basic Costs actually paid by Tenant for the prior year is in excess of Tenant's actual Pro Rata Share of Basic Costs for such prior year, then Landlord shall apply such overpayment against Additional Base Rental due or to become due hereunder, provided if the Lease Term expires prior to the determination of such overpayment, Landlord shall refund such overpayment to Tenant after first deducting the amount of any Rent due hereunder. Likewise, Tenant shall pay to Landlord, within thirty (30) days after demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

     B. Basic Costs shall mean all costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property, including, but not limited to, the following:

          1. All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

          2. All management fees, the cost of equipping and maintaining a management office at the Building, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property. If management services are not provided by a third party, Landlord shall be entitled to a management fee comparable to that due and payable to third parties provided Landlord or management companies owned by, or management divisions of, Landlord perform actual management services of a comparable nature and type as normally would be performed by third parties.

          3. All rental and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

          4. All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment. At Landlord's option, major repair items may be amortized over a period of up to five (5) years. Notwithstanding the foregoing, except to the extent set forth in Subsection IV.B.11. below, it is hereby agreed that any costs in connection with replacements that would properly be considered to be capital improvements under generally accepted accounting principles shall be excluded from Basic Costs.

          5. All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings or required to be carried by Landlord's Mortgagee.

          6. Charges for water, gas, steam and sewer, but excluding those charges for which Landlord is otherwise reimbursed by tenants, and charges for Electrical Costs. For purposes hereof, the term "Electrical Costs" shall mean: (i) all charges paid by Landlord for electricity supplied to the Building, Property and Premises, regardless of whether such charges are characterized as distribution charges, transmission charges, generation charges, public good charges, disconnection charges, competitive transaction charges, stranded cost recoveries or otherwise; (ii) except to the extent otherwise included in Basic Costs, any costs incurred in connection with the energy management program for the Building, Property and

               Premises, including any costs incurred for the replacement of lights and ballasts and the purchase and installation of sensors and other energy saving equipment; and (iii) if and to the extent permitted by law, a reasonable fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for the generation of electricity. Notwithstanding the foregoing, Electrical Costs shall be adjusted as follows: (a) any amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs,
               (b) the cost of electricity incurred in providing overtime HVAC to specific tenants shall be deducted from Electrical Costs, it being agreed that the electrical component of overtime HVAC Costs shall be calculated as a reasonable percentage of the total HVAC costs charged to such tenants, and (c) if Tenant is billed directly for the cost of electricity to the Premises as a separate charge in addition to Base Rental and Basic Costs, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

          7. "Taxes", which for purposes hereof, shall mean: (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all taxes imposed on services of Landlord's agents and employees related to the Building, (d) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (e) all reasonable costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes. For the purpose of determining real estate taxes and assessments for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest) due and payable during such year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for such year or the amount due and payable for such year, provided that Landlord's election shall be applied consistently throughout the Lease Term. If a reduction in Taxes is obtained for any year of the Lease Term during which Tenant paid its Pro Rata Share of Basic Costs, then Basic Costs for such year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on such adjustment. Likewise, if a reduction is subsequently obtained for Taxes for the Base Year (if Tenant's Pro Rata Share is based upon increases in Basic Costs over a Base
               Year), Basic Costs for the Base Year shall be restated and the Excess for all subsequent years recomputed. Tenant shall pay to Landlord Tenant's Pro Rata Share of any such increase in the Excess within thirty (30) days after Tenant's receipt of a statement therefor from Landlord.

          8. All landscape expenses and costs of maintaining, repairing, resurfacing and striping of the parking areas and garages of the Property, if any.

          9. Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or venetian blind cleaning, janitorial services, pest control, uniform supply, plant maintenance, landscaping, and any parking equipment.

          10. Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants.

          11. The amortized cost of capital improvements made to the Building or the Property which are: (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any newly enacted laws, rules or regulations of any governmental authority, or any changes in, or changes in the interpretation or enforcement of, the existing laws, rules or regulations of any governmental authority or a requirement of Landlord's insurance carrier. The cost of such capital improvements shall be amortized over a period of five (5) years and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period. Notwithstanding the foregoing, Basic Costs shall not include the cost of any capital improvements that are required to correct work that, when initially performed by Landlord, was performed in violation of the then existing laws, rules or regulations, as then interpreted or enforced, governing the performance of such work.

          12. Any other expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first-class office building, would be construed as an operating expense.

          Basic Costs shall not include the cost of capital improvements (except as set forth above and as distinguished from replacement parts or components purchased and installed in the ordinary course), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mort age and other non-operating debts of Landlord. Basic Costs shall also exclude the following: (a) Repairs or other work occasioned by: (i) fire, windstorm, or other casualty of the type which Landlord has insured (to the extent that Landlord has received insurance proceeds and provided that the amount of any deductible paid by Landlord shall be included in Basic Costs); or (ii) the exercise of the right of eminent domain (to the extent that such repairs or other work are covered by the proceeds of the award, if any, received by Landlord); (b) Leasing commissions, brochures, marketing supplies, attorney's fees, costs, and disbursements and other expenses incurred in connection with negotiation of leases with prospective tenants; (c) Rental concessions granted to specific tenants and expenses incurred in renovating or otherwise improving or decorating, painting, or redecorating space for specific tenants, other than ordinary repairs and maintenance provided or available to tenants in general; (d) Landlord's costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the base rental or additional base rental payable under the lease with such tenant; (e) Overhead and profit increment paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises to the extent only that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; (f)The cost of services that are not available to Tenant under this Lease or for which Tenant reimburses Landlord as a separate charge other than through Basic Costs; (g) Advertising and promotional expenditures; (h) Costs incurred in connection with the sale, financing, refinancing, mortgaging or sale of the Building or Property, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges; (i) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due unless such failure is due to Landlord's good faith and reasonable efforts in contesting the amount of such payments; (j) Costs incurred by Landlord for trustee's fees, partnership organizational expenses and accounting fees to the extent relating to Landlord's general corporate overhead and general administrative expenses; (k) Any penalties or liquidated damages that Landlord pays to Tenant under this Lease or to any other tenants in the Building under their respective leases; (l) Attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building or with prospective tenants (other than attorney's fees, costs and disbursements and other expenses incurred by Landlord in seeking to enforce Building rules and regulations); (m) All costs of correcting defects in the initial construction of the Building or in the initial Construction of any subsequent renovations thereof or improvements thereto; (n) All costs arising solely from the gross negligence or willful misconduct of Landlord or its employees or agents.

          In addition, if Landlord incurs any Common Expenses in connection with the Building and one or more other buildings, the cost of such Expenses shall be equitably prorated between the Building and such other buildings. If the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the total Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof (with respect to those items of Basic Costs that vary based on occupancy only) shall, at Landlord's option, be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year. Any necessary extrapolation of Basic Costs under this Article shall be performed by adjusting the cost of those components of Basic Costs that are impacted by changes in the occupancy of the Building (including, at Landlord's option, Taxes) to the cost that would have been incurred if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building. In no event shall Landlord collect from the tenants of the Building for Basic Costs for any calendar year more than one hundred percent (100%) of the Basic Costs for the applicable calendar year.

     C. Tenant, within ninety (90) days after receiving Landlord's statement of actual Basic Costs for a particular calendar year, shall have the right to provide Landlord with written notice (the "Review Notice") of its intent to review Landlord's books and records relating to the Basic Costs for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Landlord shall make such books and records available to Tenant or Tenant's agent for its review at either Landlord's home office or at the office of the Building, provided that if Tenant retains an agent to review Landlord's books and records for any calendar year, such agent must be CPA firm licensed to do business in the state in which the Building is located. Tenant shall be solely responsible for any and all costs, expenses and fees incurred by Tenant or Tenant's agent in connection with such review. If Tenant elects to review Landlord's books and records, within thirty (30) days after such books and records are made available to Tenant, Tenant shall have the right to give Landlord written notice stating in reasonable detail any objection to Landlord's statement of actual Basic Costs for such calendar year. If Tenant fails to give Landlord written notice of objection within such thirty (30) day period or fails to provide Landlord with a Review Notice within the ninety (90) day period provided above, Tenant shall be deemed to have approved Landlord's statement of Basic Costs in all respects and shall thereafter be barred from raising any claims with respect thereto. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Basic Costs for the calendar year in question are less than reported, Landlord shall provide Tenant with a credit against future Additional Base Rental in the amount of any overpayment by Tenant. In addition, if Landlord and Tenant determine that Basic Costs for the Building for the year in question were less than stated by more than five percent (5%), Landlord, within thirty
          (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Likewise, if Landlord and Tenant determine that Basic Costs for the calendar year in question are greater than reported, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Basic Costs unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Basic Costs, said payment being a condition precedent to Tenant's right to examine Landlord's books and records.

     D. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any set off or deduction whatsoever, the full amount of all Base Rental and Additional Base Rental due hereunder. In addition, Tenant shall pay and be liable for, as additional rent, all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rental, Tenant's Pro Rata Share of Basic Costs and any recurring monthly charges due hereunder shall be due and payable in advance on the first day of each calendar month during the Lease Term without demand. All other items of Rent shall be due and payable by Tenant on or before ten (10) days after billing by Landlord. If the Lease Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, then the monthly Base Rental and Tenant's Pro Rata Share of Basic Costs for such month shall be prorated for the number of days in such month occurring within the Lease Term based on a fraction, the numerator of which is the number of days of the Lease Term that fell within such calendar month and the denominator of which is thirty (30). All such payments shall be by a good and sufficient check. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

     E. All Rent not paid within five (5) days of the date it is due and payable shall bear interest from the date due until paid at the lesser of: (1) the Prime Rate plus four percent (4%) per annum; or (2) the Maximum Rate. In addition if Tenant fails to pay any installment of Rent within five (5) days of the date it is due and payable hereunder, a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord; provided Tenant shall be entitled to notice and a grace period of five (5) days with respect to the first two (2) late payments in any calendar year.

     F.   INTENTIONALLY OMITTED.

V.   USE.

     The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act (collectively referred to as "Laws"). Tenant, within ten (10) days after receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any Laws. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to any violations of Laws by Tenant or any Tenant Related Parties with respect to the Premises. Tenant will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time to time and will cause all of its agents, servants, contractors, employees, customers, licensees and Invitees to do so. All changes to such rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. Landlord shall make reasonable efforts not to discriminate against Tenant in the enforcement of all such rules and regulations.

VI.  SECURITY DEPOSIT.

     A. The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (except as required by law) and as security for the performance of Tenant's obligations under this Lease. The Security Deposit shall not be considered an advance payment of Rent or 6 measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to make good any arrearage of Rent to repair damages to the Premises, to clean the Premises upon termination of this Lease or otherwise to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security Deposit, the balance of the Security Deposit remaining after any such application shall be returned to Tenant. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant, provided, however, if Tenant's interest in this Lease has been assigned. Landlord shall, provided that Landlord has been furnished with a full executed copy of the agreement assigning such Security Deposit, return the Security Deposit to such assignee in accordance with the terms and conditions hereof. If Landlord returns the Security Deposit to Tenants assignee as aforesaid, Landlord will have no further obligation to any party with respect thereto. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Notwithstanding anything herein to the contrary, provided Tenant is not in default under this Lease as of the effective date of any reduction of the Security Deposit, Tenant shall have the right to reduce the amount of the Security Deposit to be as follows: (i) $240,000,00 effective as of January 1, 2000; (ii) $180,000.00 effective as of January 1, 2001,
          (iii) $120,000.00 effective as of January 1, 2002; (iv) $60,000.00 effective January 1, 2003; and (v) $0.00 effective January 1, 2004.

     B. All or part of the Security Deposit may be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) initially be in the amount of $300,000.00; (b) be issued on the form attached hereto as Exhibit F; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord; and (e) expire no earlier than December 31,

          2003. If Tenant deposits a Letter of Credit as its Security Deposit, any reduction in the Security Deposit set forth in A, above shall be accomplished by having Tenant provide Landlord with a substitute letter of credit in the reduced amount.

VII. SERVICES TO BE FURNISHED BY LANDLORD.

     A. Landlord, as part of Basic Costs (except as otherwise provided), agrees to furnish Tenant the following services:

          1. Water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant's sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for maintenance and repair of any such hot water heater.

          2. Central heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for buildings of similar class, size, age and location, or as required by governmental authority. In the event that Tenant requires central heat, ventilation or air conditioning at hours other than Normal Business Hours, such central heat, ventilation or air conditioning shall be furnished only upon the written request of Tenant delivered to Landlord at the office of the Building prior to 3:00 p.m. at least one Business Day in advance of the date for which such usage is requested. Tenant shall pay Landlord, as Additional Base Rental, the entire cost of additional service as such costs are determined by Landlord from time to time.

          3. Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, size, age and location.

          4. Janitor service on Business Days; provided, however, if Tenants use, floor covering or other improvements require special services, Tenant shall pay the additional cost reasonably attributable thereto as Additional Base Rental.

          5. Passenger elevator service in common with other tenants of the Building.

          6. Electricity to the Premises for generally office use, in accordance with and subject to the terms and conditions set forth in Article XI of this Lease.

     B. The failure by Landlord to any extent to furnish, or the interruption or termination of, any services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery. Notwithstanding anything to the contrary contained in this Section VII.B, if (i) Landlord ceases to furnish any service in the Building for a period in excess of five (5) consecutive days after Tenant notifies Landlord of such cessation (the "Interruption Notice"); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a fire or other casualty (in which case Article XIX shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises, or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rental payable hereunder during the period beginning on the sixth
          (6th) consecutive day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

     C. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of any security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of personal injury, property damage or any criminal conduct in, on or around the Property.

VII. LEASEHOLD IMPROVEMENTS.

     Any trade fixtures, unattached and movable equipment or furniture, or other personalty brought into the Premises by Tenant ("Tenant's Property") shall be owned and Insured by Tenant. Tenant shall remove all such Tenant's Property from the Premises in accordance with the terms of Article XXIV hereof. Any and all alterations, additions and improvements to the Premises, including any built-in furniture (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Landlord may, nonetheless. at any time prior to, or within three (3) months after, the expiration or earlier termination of this Lease or Tenant's right to possession, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "Required Removable") at Tenant's sole cost. Notwithstanding the foregoing, upon Tenant's written request, Landlord will inspect the Premises with Tenant prior to the expiration of the Lease Term and, if Tenant so requests, in lieu of the three (3) month period set forth above, Landlord will designate the Required Removables within fifteen (15) days of said inspection. Landlord shall not require Tenant to remove the initial work to the Premises. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a "move in" condition. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove, store, sell and/or dispose of the Required Removables and perform such required repairs and restoration work. Tenant, within five (5) days after demand from Landlord, shall reimburse Landlord for any and all reasonable costs incurred by Landlord in connection with the Required Removables. Notwithstanding the foregoing, Tenant may request in writing at the time it submits its plans and specifications for an alteration, addition or improvement, that Landlord advise Tenant whether Landlord will require Tenant to remove, at the termination of this Lease or Tenant's right to possession hereunder, such alteration, addition or improvement, or any particular portion thereof and Landlord shall advise Tenant within fifteen (15) days after receipt of Tenant's request as to whether Landlord will require removal; provided. however, Landlord shall have the right to require Tenant to remove any vault, stairway, raised floor or structural alterations installed in the Premises, regardless of whether Landlord timely notified Tenant that it would require such removal.

IX.  GRAPHICS.

     Landlord shall provide and install, at Tenant's cost, any suite numbers and Tenant identification on the exterior of the Premises using the standard graphics for the Building. Tenant shall not be permitted to install any signs or other identification without Landlord's prior written consent. Tenant shall also be entitled to its proportionate share of lines on the building directory. Tenant shall not be charged a fee for the initial installation of any names on the Building directory. Tenant shall, however, be required to pay Landlord's then standard fee for any Additional names to be added to the Building directory or any replacement of previously existing names.

X.   REPAIRS AND ALTERATIONS.

     A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises as are necessary to keep the same in good condition and repair throughout the entire Lease Term, reasonable wear and tear excepted. Tenant's repair and maintenance obligations with respect to the Premises shall include, without limitation, any necessary repairs with respect to: (1) any carpet or other floor covering, (2) any interior partitions, (3) any doors, (4) the interior side of any demising walls, (5) any telephone and computer cabling that serves Tenant's equipment exclusively, (6) any supplemental air conditioning units, private showers and kitchens, including any plumbing in connection therewith, and similar facilities serving Tenant exclusively, and (7) any alterations, additions or improvements performed by contractors retained by Tenant. All such work shall be performed in accordance with section X.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant falls to make any necessary repairs to the Premises, Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to the Landlord on demand as Additional Base Rental, together with an administrative charge in an amount equal to ten percent (10%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs), keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon
          (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including, but not limited to, the ceilings, walls and floors in the Common Areas. In addition, Landlord may elect, at the expense of Tenant, to repair any damage or injury to the Building caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or any Tenant Related Parties (hereinafter defined.)

     B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises without first obtaining the written consent of Landlord in each such instance. Notwithstanding the foregoing, Landlord's consent shall not be required for any alteration, additio or improvement that satisfies all of the following criteria: 1) costs less than $10,000.00; 2) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; 3) is not visible from the exterior of the Premises or Building; and 4) will not affect the systems or structure of the Building and does not require work to be performed inside the walls or above the ceiling of the Premises; provided that even if consent is not required, Tenant shall still comply with all the other provisions of this Section X.B. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications reasonably acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Article XVI section B, hereof; and payment bond or other security, all in form and amount satisfactory to Landlord. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation. the Americans with Disabilities Act. Tenant shall reimburse Landlord within twenty (20) days after demand as Additional Base Rental for all sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to ten percent (10%) of the cost of such alterations, additions or improvements. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Commencement Date, result from or be attributable to any alteration, addition or improvement to the Premises made by or for the account of Tenant in excess of the Building Standard improvements for the Building.

XI.  USE OF ELECTRICAL SERVICES BY TENANT.

     A. All electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Base Rental and Basic Costs (except as provided in Section XI.B. below with respect to excess usage); or (2) by a separate charge billed directly to Tenant by Landlord and payable by Tenant as Additional Base Rental within ten (10) days after billing; or (3) by a separate charge or charges billed by the utility company(ies) providing electrical service and payable by Tenant directly to such utility company(ies). It is understood that electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and/or distribution services and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories such as distribution charges, transmission charges, generation charges, public good charges or other similar categories. Landlord shall have the exclusive right to select the company(ies) providing electrical service to the Building, Premises and Property, to aggregate the electrical service for the Building, Premises and Property with other buildings, to purchase electricity for the Building, Premises and Property through a broker and/or buyers group and to change the providers and/or manner of purchasing electricity from time to time. Landlord shall be entitled to receive a reasonable fee (if permitted by law) for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for the generation of electricity. In addition, if Landlord bill Tenant directly for cost of electricity as Additional Base Rental, the cost of electricity may include (if permitted by law) and administrative fee to reimburse Landlord for the cost of reading meters, preparing invoices and related costs.

     B. Tenant's use of electrical service in the Premises shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which

          Landlord deems to be standard for the Building. In the event Tenant shall consume (or request that it be allowed to consume) electrical service in excess of that deemed by landlord to be standard for the Building. Landlord may refuse to consent to such excess usage or may conditions its consent to such excess usage upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law). Installation and maintenance thereof shall be paid for by Tenant as Additional Base Rental. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deemed to be appropriate.

      C. Notwithstanding Section A. above to the contrary, if Landlord permits Tenant to purchase electrical power for the Premises from a provider other than Landlord's designated company(ies), such provider shall be considered to be a contractor of Tenant and Tenant shall indemnity and hold Landlord harmless from such provider's acts and omissions while in, or in connection bath their services to, the building or Premises in accordance with the terms and conditions of Article XV. In addition, at the request of Landlord, Tenant shall allow Landlord to purchase electricity from Tenant's provider at Tenant's rate or at such lower rate as can be negotiated by the aggregation of Landlord's and Tenant's requirements for electricity power. Notwithstanding the foregoing, in no event shall the cost of electricity to the Premises (inclusive of any reasonable fee to Landlord as set forth above) exceed the cost that Tenant would have been required to pay for electricity furnished to the Premises if Tenant had purchased such electricity directly for its own account from Tenant's provider or the Building's electrical provider.

XII.  ENTRY BY LANDLORD.

      Landlord and its agents or representatives shall have the right to enter the Premises to inspect the sale, or to show the Premises to prospective purchasers, mortgagees. tenants (during the last twelve months of the Lease Term or earlier in connection with a potential relocation) or Insurers, or to clean or make repairs, alterations or additions thereto. including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants' premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises, provided that Landlord shall user reasonable efforts to perform all such work on weekends and after normal business hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason of rent by reason thereof. Notwithstanding the foregoing, except emergency situations as deemed by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant's business in the Premises.

XIII. ASSIGNMENT AND SUBLETTING.

      A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other then Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial responsibility does not meet the same criteria Landlord reasonably uses to select Building tenants provided with respect to a subtenant, Landlord shall apply a standard of whether the proposed subtenant is financially able to meet its obligations, including its obligation to pay rent under the sublease, as they become due; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the Permitted Use; (4) the proposed transferee is a government agency or occupant of the Building; (5) Tenant, is in default; or (6) any person of the Building or Premises would become subject to additional or different governmental laws or regulations as a consequence of the proposed Transfer and/or the proposed transferee's use and occupancy of the Premises. Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. For purposes hereof, Landlord shall be deemed to have comparable space if it has space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within six (6) months of the proposed commencement of the proposed sublease or assignment. Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition, Tenant shall not, without Landlord's consent, publicly advertise the proposed rental rate for any Transfer. Notwithstanding anything to the contrary contained herein or in Section XIII.D., Tenant may assign its entire interest under this Lease or sublet the Premises to a wholly owned corporation, partnership or other legal entry or affiliate, subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Landlord, provided: (i) Tenant is not in default under this Lease: (ii) if such proposed transferee is a successor to Tenant by purchase, merger, consolidation or reorganization,the continuing or surviving entity shall own all or substantially all of the assets of Tenant and shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth at the date of the Transfer;
          (iii) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (iv) in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Permitted Transfer if such notice is not prohibited by any laws. As used herein:
          (a) "parent" shall mean a company which owns a majority of Tenant's voting equity; (b) "subsidiary" shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (c) "affiliate" shall mean an entity controlled, controlling or under common control with Tenant. Notwithstanding the foregoing, sale of the shares of equity of any affiliate or subsidiary to which this Lease has been assigned or transferred other than to another parent, subsidiary or affiliate of the original Tenant named hereunder shall be deemed to be an assignment requiring the consent of Landlord hereunder. The preceding sentence shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized security exchange.

     B. If Tenant requests Landlord's consent to a Transfer, Tenant, together with such request for consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding Landlord's agreement to act reasonably under Section XIII.A. above, Landlord may, within thirty (30) days after its receipt of all information and documentation required herein, either,

          (1) consent to or reasonably refuse to consent to such Transfer in writing; or (2) negotiate directly with the proposed transferee and in the event Landlord is able to reach an agreement with such proposed transferee, terminate this Lease (in part or in whole, as appropriate); or (3) cancel and terminate this Lease, in whole or in part as appropriate, Tenant, within five (5) days after receipt of Landlord's notice of intent to terminate, may withdraw its request for consent to the Transfer. In such event, Landlord's election to terminate the Lease shall be null and void and of no force and effect. Notwithstanding the foregoing, Landlord shall not have the right to terminate pursuant to 2 or 3 above if the proposed transferee is a wholly owned corporation or controlled subsidiary or affiliate of Tenant or a successor to Tenant by purchase, merger, consolidation or reorganization. In addition, if Landlord would be entitled to terminate this Lease hereunder with respect to all or any portion of the Premises, Tenant, prior to entering into a sublease or assignment, shall have the right to advise Landlord (the "Prior Notice") of its intention to sublet the Premises or assign this Lease. Such Prior Notice shall describe the space Tenant intends to sublet or assign and the effective date thereof. Landlord, within sixty (60) days after receipt of the Prior Notice, shall have the right to terminate this Lease with respect to the space that Tenant intends to sublet or assign as of the effective date set forth in the Prior Notice. If Landlord falls to exercise its right to terminate within sixty (60) days after the Prior Notice, Landlord shall not have the right to cancel and terminate this Lease in connection with any proposed sublease or assignment with respect to the space described. In the Prior Notice that Tenant enters into within a period of six (6) months after the expiration of such sixty (60) day period. In the event Landlord consents to any such Transfer, the Transfer and consent thereto shall be in a form approved by Landlord, and Tenant shall bear all reasonable costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall be deemed to be at least Seven Hundred Fifty Dollars ($750.00). Notwithstanding the foregoing, provided that Tenant does not request any changes to this Lease or Landlord's standard form of consent in connection with the proposed transfer, such costs and expenses shall not exceed Seven Hundred Fifty Dollars $750.00 deduct the following expenditures resulting from such subletting or assignment: (1) brokerage and marketing fees; (2) legal fees; (3) construction costs; and (4) financial concessions granted in such sublease or assignment. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord.

     C. Fifty percent (50%) of all cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's Interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord fifty percent (50%) of all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. In determining the Transfer Consideration or excess rent in connection with an assignment or subletting, Tenant may deduct the following expenditures resulting from such subletting or assignment: (1) brokerage and marketing fees;
          (2) legal fees; (3) construction costs; and (4) financial concessions granted in such sublease or assignment. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord.

     D. If Tenant is a corporation, limited liability company or similar entity, and if at any time during the Lease Term the entity or entities who own the voting shares at the time of the execution of this Lease cease for any reason (including but not limited to merger, consolidation or other reorganization involving another corporation) to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholders or partner[s]), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed.

     E. Any Transfer consented to by Landlord in accordance with this Article XIII shall be only for the Permitted Use and for no other purpose. In no event shall any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

XIV. LIENS

     Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the Property. Landlord's title to the Building and Property is and always shall 'be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach, Tenant shall, within ton (10) days of notice of the filing of said lien, either discharge or bond over such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined), and in such a manner as to remove the lien as an encumbrance against the Building and Property. If Tenant shall fail to so discharge or bond over such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to bond over or discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys' fees (if and to the extent permitted by law) shall be paid by Tenant to Landlord on demand as Additional Baie Rental. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

XV.  INDEMNITY AND WAIVER OF CLAIMS.

     A. Except to the extent such losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses result from the negligence of Landlord and/or its agents, employees or contractors, Tenant shall indemnify, defend and hold Landlord, its members, principals, beneficiaries. partners, officers, directors, employees, Mortgagee(s) and agents, and the respective principals and members of any such agents (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages (including consequential damages related to a holdover tenancy but excluding all other consequential damages), penalties. claims, costs, charges and expenses,, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection With the use, occupancy or maintenance of the Premises by, through or under Tenant including, without limitation. any of the following: (1) any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees; (2) any use, non-use, possession, occupation, condition, operation or maintenance of the Premises or any part thereof, (3) any act or omission of Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees, regardless of whether such act or omission occurred within the Premises; (4) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; or (5) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding With counsel reasonably approved by Landlord. Notwithstanding the foregoing provisions of this Section XV, nothing contained in this Lease shall be deemed to constitute a release of Landlord from, or an obligation to indemnify Landlord for. its own negligence.

     B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant hereby waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant [including Tenant's principals, agents and employees (collectively, the "Tenant Related Parties")] resulting from any accident or occurrence in, on or about the Promises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from: (1) the Premises, Building, or Prop", or any equipment or appurtenances becoming out of repair, (2) wind or weather; (3) any defect in or failure to operate, for whatever reason. any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) broken glass; (5) the backing up of any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, water closet, drain or other pipe; (7) the escape of steam or water, water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building;
          (9) the falling of any fixture, plaster, tile or other material; (10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, or owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or (11) any other cause of any nature except, as to items 1-9, where such loss or damage is due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

     C. Except to the extent such losses, liabilities, obligations, damages, penalties, claims, costs. charges and expenses result from the negligence of Tenant or any Tenant Related Parties, Landlord shall indemnify and hold Tenant harmless from and against all liabilities, obligations, damages (other than consequential damages), penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees, which may be imposed upon, incurred by, or asserted against Tenant by any third parties and arising, directly or indirectly. out of or in connection with any of the following: (i) any work or thing done in, on or about the Property or any part thereof by Landlord or any of its agents, contractors or employees; (ii) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Property or any part thereof by Landlord or any of its agents. contractors or employees; (iii) any act or omission of Landlord or any of its agents, contractors or employees; and (iv) any injury or damage to any person or property occurring in, on or about the Property or any part thereof, provided, however, that in each case such liability, obligation, damage, penalty, claim, cost, charge or expense results from the negligence of Landlord and/or its agents, employees or contractors. In case any action or proceeding is brought against Tenant or any of the Tenant Related Parties by a third party by reason of any of the foregoing, Landlord shall, at Landlord's sole cost and expense, resist and defend such action or proceeding with counsel reasonably approved by Tenant.

XVI. TENANT'S INSURANCE.

     A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

          1. Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum Combined single limit of Two Million Dollars ($2,000,000.00), with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease.

          2. All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises.

          3. Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers' Liability Coverage of One Million Dollars ($1,000,000.00) per occurrence.

          4. If and to the extent commonly required by other landlords of first class office buildings in downtown Chicago, Landlord, in the exercise of prudent business judgment, shall have the right to require Tenant to obtain additional insurance coverage or different Landlord) and Commercial General Liability insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage and Completed Operations coverage,) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2.000,000.00) and adding "the named Landlord hereunder (or any successor thereto), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers. directors, employees, agents and any Mortgagee(s)', and other designees of Landlord as the interest of such designees shall appear, as additional insureds (collectively referred to as the "Additional insureds").

     B. Except for items for which Landlord is responsible under the Work Letter Agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to Workers' Compensation insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage and Completed Operations coverage,) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and adding "the named Landlord hereunder (or any successor thereto), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees, agents and any Mortgagee(s)", and other designees of Landlord as the Interest of such designees shall appear, as additional insureds (collectively referred to as the "Additional Insureds").

     C. Any company writing any insurance which Tenant is required to maintain or Cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of A "or better and shall be licensed and qualified to do business in the state in which the Premises is located. All policies evidencing Tenant's Insurance (except for Workers' Compensation Insurance) shall specify Tenant as named Insured and the Additional Insureds as additional insureds. Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, all of Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant insurance shall contain endorsements that the Insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

       D. Tenant shall not do or fail to do anything in, upon or about the Promises which will: (1) violate the terms of any of Landlord's insurance policies; (2) prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees; or (3) result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as Additional Base Rental, the cost of the amount of any increase in any such insurance premium, provided that the acceptance by Landlord of such payment shall not be construed to be a waiver of any rights by Landlord in connection with a default by Tenant under the Lease. If Tenant fails to obtain the Insurance coverage required by this Lease, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as Additional Base Rental, the cost of all premiums thereon and all of Landlord's costs associated therewith.

XVII.  SUBROGATION.

       Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents and employees, and with respect to Landlord, its Mortgagee(s), for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their I respective principals, beneficiaries, partners. officers, directors, agents and employees and. with respect to Landlord, its Mortgagee(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies property endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the Insurance required to be carried by Tenant pursuant to Article XVI of the Lease, or if Tenant falls to carry any insurance required to be carried by Tenant pursuant to Article XVI of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

XVIII. LANDLORD'S INSURANCE.

       Landlord shall maintain liability insurance and property insurance on the Building in such amounts as Landlord reasonably elects, provided that during the Lease Term. Landlord shall maintain standard so-called "all risk" property insurance covering the Building in an amount equal to ninety percent (90%) of the replacement cost thereof (including Leasehold Improvements approved by Landlord) at the time in question. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses and recoveries thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear.

XIX. CASUALTY DAMAGE.

     A. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged by such casualty) or in the event Landlord will not be permitted by applicable law to rebuild the Building in substantially the same form as existed prior to the fire or casualty or in the event the Premises has been materially damaged and there is less than two (2) years of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable. and the effective date of termination specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the building (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Leasehold Improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises, if any, which Landlord has insured or was obligated to insure to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold Improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty (or which would have been received had Landlord insured the Property as required herein): provided that if Landlord does not have sufficient proceeds to substantially complete the restoration of the Leasehold Improvements in the Premises and Landlord elects not to fund any shortfall, Landlord shall so notify Tenant and Tenant, within tan (10) days thereafter, shall have the right to terminate this Lease by the giving of written notice to Landlord. When repairs to the Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a per them basis during the time and to the extent any damage to the Premises causes the Premises to be rendered untenantable and not used by Tenant. If the Promises or any other portion of the Building is damaged by fire or other casualty resulting from the negligence of Tenant or any Tenant Related Parties, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable (except to the extent Landlord is entitled to be reimbursed by the proceeds of any rental interruption insurance), and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

     B. Notwithstanding anything in this Article XIX to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall, with reasonable promptness (but not to exceed ninety (90) days following the date of the casualty), cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the "Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within nine (9) months from the date of the Completion Estimate, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after its receipt of the Completion Estimate. Tenant, however. shall not have the right to terminate this Lease in the event that the fire or casualty in question was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Par-ties. If the Completion Estimate indicates that the Premises can be made tenantable within nine (9) months from the date the repair and restoration is started and Landlord has not otherwise exercised its right to terminate the Lease pursuant to the terms hereof, or if the Completion Estimate indicates that the Premises cannot be made tenantable within nine (9) months but neither party terminates this Lease pursuant to this Article XIX, Landlord shall proceed with reasonable promptness to repair and restore the Premises.

XX.  DEMOLITION.

     INTENTIONALLY OMITTED.

XXI. CONDEMNATION.

     If (a) the whole or any substantial part of the Premises or (b) any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. Notwithstanding the foregoing, if the whole or any substantial part of the Premises shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, Tenant shall also have the right to terminate this Lease effective as of the date the physical taking of the Premises occurs. Such right to terminate shall be exercised by written notice to Landlord within thirty (30) days after the date on which Tenant is first notified of the taking. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted-in addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself. In addition, Tenant may file a claim at its sole cost and expense and receive an award for the Tenants Property and Tenants reasonable relocation expenses, provided the filing of any claim for relocation expenses does not adversely affect or diminish the award which would otherwise have been received by Landlord had Tenant not filed such a claim and received such award.

XXII. EVENTS OF DEFAULT

      The following events shall be deemed to be events of default under this
Lease:

      A. Tenant shall fail to pay When due any Base Rental. Additional Base Rental or other Rent under this Lease and such failure shall continue for three (3) Business Days after written notice from Landlord (hereinafter sometimes referred to as a "Monetary Default).

      B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, including, without limitation, the rules and regulations, which failure is not cured within thirty (30) days after delivery to Tenant of written notice of the occurrence of such failure (or such longer period of time as may be reasonably necessary to cure (not to exceed 90 days), provided that Tenant commences to cure such default within ten (10) days after notice from Landlord and, from time to time upon request of Landlord, furnishes Landlord with evidence that demonstrates, in Landlord's reasonable judgment, that Tenant is diligently pursuing a course that will remedy such failure), provided that if any such failure creates a hazardous condition, such failure must be cured immediately. Notwithstanding the foregoing, if Tenant fails to comply with any monetary or material provision or covenant of this Lease, including, without limitation, Tenant's obligation to pay Rent when due, on three (3) occasions during any twelve (12) month period, and Landlord has given Tenant written notice of each such violations any subsequent violation of such provision or covenant shall be considered to be an incurable default by Tenant.

      C. Tenant or any Guarantor shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due.

      D. Tenant or any Guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or involvement in proceedings filed against Tenant or any Guarantor thereunder, or a petition or answer proposing the adjudication of Tenant or any Guarantor as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty(60)days after the filing thereof.

      E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's Property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

      F. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

      G. Tenant shall abandon any substantial portion of the Premises without the prior written permission of Landlord.

      H.   INTENTIONALLY OMITTED.

      I. The liquidation, termination, dissolution. forfeiture of right to do business, or death of Tenant or any Guarantor.

     J. Tenant is in default beyond any notice and cure period under any other lease with Landlord.

XXIII. REMEDIES.

     A. Upon the occurrence of any event or events of default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed in Article XXII above) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations due [except as expressly prescribed in Article XXII above] and waives any and all other notices or demand requirements imposed by applicable law):

          1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Promises, or any part thereof, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage, including consequential damage, which Landlord may suffer by reason of such termination. whether through inability to relet the Promises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting or failure to relet.

          2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that May arise by reason of such reletting or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

          3. Enter upon the Premise$ without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease. and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of a per annum rate equal to: (a) the Maximum Rate. or (b) the Prime Rate plus five percent (5%).

          4. In order to regain possession of the Premises and to deny Tenant access thereto in any instance in which Landlord has terminated this Lease or Tenant's right to possession, or to limit access to the Premises in accordance with local law in the event of a default by Tenant, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages@ or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

          5. Terminate this Lease, in which event. Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of: (a) all Rent accrued hereunder through the date of termination, and, upon Landlord's determination thereof, (b) an amount equal to., the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at the Prime Rate then in effect, minus the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted, after deducting all anticipated Costs of Reletting (as defined below).

     B. For purposes of this Lease, the term "Costs of Reletting" shall mean all costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation, the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees (if and to the extent permitted by law), the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant incentives, allowances and inducements.

     C. Except as otherwise herein provided, no repossession or re-entering of the Premises or any part thereof pursuant to Article XXIII hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering by reason of the occurrence of an event of default. Tenant will pay to Landlord the Rent required to be paid by Tenant pursuant to this Lease.

     D. No right or remedy herein Conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or. now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     E. This Article xxiii shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXIV. LIMITATION OF LIABILITY.

     NOTWITHSTANDING ANYTHING TO. THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN

THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOI@ AN ALLEGED DEFAULT By LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.

XXV. NO WAIVER.

     Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default. nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXVI. EVENT OF BANKRUPTCY.

     In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

     A. "Adequate protection" of Landlord's Interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sanctions) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

          1. the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

          2. the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then current monthly Base Rental.

     B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional new Security Deposit in the amount of three (3) times, the then current monthly Base Rental payable hereunder.

     C. Any per-son or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

     D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent," shall constitute "rent" for the purposes of
          Section 502(b) (6) of the Bankruptcy Code.

     E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered tin Landlord (including Base Rentals and other Rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy, estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

     F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, selling forth: (1) the name and address of such person or entity, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment. and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at an time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

     G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

XXVII. WAIVER OF JURY TRIAL.

     Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant, further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making. of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

XXVIII. RELOCATION.

     Landlord, at its expense at any time before or during the Lease Term, shall be entitled to cause Tenant to relocate from the Premises to space containing approximately the same Rentable Area as the Premises (the "Relocation Space") within the Building or adjacent buildings within the same project at any time upon sixty (60) days' prior written notice to Tenant, provided that the Relocation Space shall be located on or above the twelfth (12th) floor.
Landlord agrees to reimburse Tenant for all reasonable out-of-pocket costs incurred by Tenant in connection with the Relocation and not paid directly by Landlord, including, but not limited to, the cost of phone and data cabling, moving. reprinting existing stationery and business cards and similar items of expense. Such a relocation shall not affect this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined, and the Base Rental shall be adjusted so that immediately following such relocation the Base Rental for the Relocation Space per annum on a per square foot of Rentable Area basis shall be the same as the Base Rental per annum immediately prior to such relocation for the original Premises on a per square foot of Rentable Area basis. Tenant's Pro Rata Share shall also be adjusted in accordance with the formula set forth in this Lease.

XXIX. HOLDING OVER.

     In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, Provided that in no event shall Base Rental and Additional Base Rental during the holdover period be less than the fair market rental for the Premises. Notwithstanding the foregoing, if such holding over continues for more than thirty (30) days, effective as of the thirty first (31st) day, holdover rent shall increase to 200% of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

XXX. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

     Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage" and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgages may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such Mortgage as Landlord may request. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord's obligations hereunder. Notwithstanding the foregoing, as a condition precedent to the subordination of this Lease, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the rent' due under the Lease and is not otherwise in default under the Lease, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rental, Additional Base Rental, or other sum due hereunder for more than one (1) month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). In the event that Tenant shall fail to execute any subordination or other agreement required by this Article within ten (10) days after request by Landlord, following an additional five (6) day notice. such failure shall be considered to be an event of default by Tenant entitling Landlord to exercise its rights and remedies under Article XXIII of this Lease. if any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within five (5) days of the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

XXXI. ATTORNEYS' FEES.

     In the event that Landlord should retain counsel and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorneys) (if and to the extent permitted by law) in connection therewith.

XXXII. NOTICE.

     Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section I.A.10. of this Lease, provided that if Tenant has vacated the Premises, Landlord may serve Notice by any manner permitted by law in addition to serving notice to Tenant's home office in Connecticut as set forth in Section I.A.10 above. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given, delivered, received and effective on the earlier of
(a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given, delivered, received and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

XXXIII. LANDLORD'S LIEN.

     Intentionally Omitted, provided that the deletion of this Article shall not be construed to be a waiver of Landlord's lien rights as provided by law.

XXXIV. EXCEPTED RIGHTS.

     This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions. of the Premises, all rights to the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time: (a) to change the Building's name or street address; (b) to install, fix and maintain signs on the exterior and interior of the Building; (c) to designate and approve window coverings; (d) to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law; (e) to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease; (f) to retain at all times and to use pass-keys to all locks within and into the Premises; (g) to approve the weight, size, or location of heavy equipment, or articles in and about the Premises; (h) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; (i) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building; (j) if Tenant has abandoned the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof (as opposed to normal entry for repairs or maintenance in the ordinary course) without being responsible or liable for the value or preservation of any then existing improvements to the Premises: in which event Tenant's obligation to pay any Base Rental or Additional Base Rental for such period of time after Landlord's entry shall be deemed abated; and (k) to grant to anyone the exclusive right to conduct any business or undertaking in the Building, provided that the granting of such exclusive rights shall not: (1) restrict or interfere with Tenant's ability to conduct its business in the Premises; or (2) require Tenant to do business with any other Building tenant. Landlord, in accordance with Article XII hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights set forth herein and such entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XXXV. SURRENDER OF PROMISES.

     At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall remove all Tenant's Property from the Premises, remove all Required Removables designated by Landlord and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. If Tenant fails to remove any of Tenant's Property within one (1) day after the termination of this Lease or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense. shall be entitled to remove and/or store such Tenant's Property and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord.

XXXVI. MISCELLANEOUS.

     A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease represents the result of negotiations between Landlord and Tenant, each of which has been (or has had opportunity to be) represented by counsel of its own selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Consequently,

          Landlord and Tenant agree that the language in all parts of the Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against Landlord or Tenant.

     B. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent,

     C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

     D. Events of "Force Majeure" shall include strikes, riots, war, acts of God, and shortages of labor or materials. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, as the case may be, other than the payment of Rent or any other sums due hereunder. such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

     E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     F. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

     G. If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. If Tenant is a partnership, then each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms. provisions and conditions set forth in this Lease on the part of Tenant to be performed. in confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant. at the time that Tenant admits any new partner to its partnership, shallrequire each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

     H. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an "Organizational Entity"), then Tenant hereby covenants, warrants and represents, (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; and (4) that the execution and delivery of this Lease by Tenant will not result in any breach of. or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is an Organizational Entity, upon request, Tenant will, prior to the Commencement Date, deliver to Landlord true and correct copies of all organizational documents of Tenant, including, without limitation, copies of an appropriate resolution or consent of Tenant's board of directors or other appropriate governing body of Tenant authorizing or ratifying the execution and delivery of this Lease, which resolution or consent will be duly certified to Landlord's satisfaction by an appropriate individual with authority to certify such documents, such as the secretary or assistant secretary or the managing general partner of Tenant.

     I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent, changes thereto as of the date of this Lease. At any time during the Lease Term, Tenant shall provide Landlord, upon ten (10) days' prior written notice from Landlord. with a current financial statement and financial statement of the two (2) years prior to the current financial statement year and such other information as Landlord or its Mortgagee may request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Such statement shall be prepared in accordance with generally accepted accounting principles and. if. such is the normal practice of Tenant, shall be audited by an independent certified public accountants Notwithstanding the foregoing, if Tenant is a publicly held corporation, Tenant's annual reports will satisfy the requirement of this paragraph.

     J. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto.

     K. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

     L. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

     M. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

     N. LANDLORD HAS DELIVERED A COPY OF THIS LEASE TO TENANT FOR TENANT'S REVIEW ONLY, AND THE DELIVERY HEREOF DOES NOT CONSTITUTE AN OFFER TO TENANT OR OPTION. THIS LEASE SHALL NOT BE EFFECTIVE UNTIL AN ORIGINAL OF THIS LEASE EXECUTED BY BOTH LANDLORD AND TENANT AND AN ORIGINAL GUARANTY, IF ANY, EXECUTED BY EACH GUARANTOR IS DELIVERED TO AND ACCEPTED BY LANDLORD, AND THIS LEASE HAS BEEN APPROVED BY LANDLORD'S MORTGAGEES, IF REQUIRED.

     O.   Quiet Enjoyment.  Tenant shall, and may peacefully have, hold, and
          ---------------
          enjoy the Premises, subject to the other terms of this Lease (including, without limitation, Article XXX hereto, provided that Tenant pays the Rent herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon

          Landlord and any successors only during its or their respective periods of ownership of the Landlord's interest hereunder.

XXXVII. ENTIRE AGREEMENT.

     This Lease Agreement, including the following Exhibits:

     Exhibit A - Outline and Location of Premises
     ---------
     Exhibit B - Rules and Regulations
     ---------
     Exhibit C - Intentionally Omitted
     ---------
     Exhibit D - Work Letter Agreement
     ---------
     Exhibit E - Additional Provisions
     ---------
     Exhibit F - Letter of Credit
     ---------

     constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, 13 NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


WITNESS/ATTEST                LANDLORD:  EOP OPERATING LIMITED
                                         PARTNERSHIP, A DELAWARE
/s/ Diane Pantaleo                       LIMITED PARTNERSHIP
----------------------
                              By:  Equity Office Properties Trust, a
Name: Diane Pantaleo
     -----------------
                                   Maryland real estate investment trust,
                                   its managing general partner

Name (print):_________
                                   By: /s/ Arvid Povilaitis
                                      ---------------------------------

                                   Name: Arvid Povilaitis
                                        -------------------------------
                                   Title: Sr. Vice President
                                         ------------------------------


WITNESS/ATTEST:               TENANT:  INFORMATION MANAGEMENT ASSOCIATES,
                                       INC., A CONNECTICUT CORPORATION

/s/ Christy L. Tomas
----------------------
                              By: /s/ Michael T. Dylag
Name: Christy L. Tomas           --------------------------------------
     -----------------
                              Name: Michael T. Dylag
                                   ------------------------------------
Name (print):_________
                              Title: V. P. Finance & Administration
                                    -----------------------------------

                                   EXHIBIT A

                                   PREMISES
                                   --------


     This Exhibit is attached to and made a part of the Lease dated ____________ 19__, by and between EOP OPERATING LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP ("Landlord") and INFORMATION MANAGEMENT ASSOCIATES, INC., A CONNECTICUT CORPORATION ("Tenant") for space in the Building located at 101 North Wacker Drive, Chicago, Illinois 60606.

                                   EXHIBIT B

                        BUILDING RULES AND REGULATIONS
                        ------------------------------

     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1. Sidewalks, doorways, vestibules. halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, lifter, trash, or .material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant. and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted into any part of the Premises or Building except by the Building maintenance personnel, nor shall any part of the Building be defaced by Tenant.

4. Landlord shall provide and maintain in the first floor (main lobby) of the Building an alphabetical directory listing all Tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any additional lack or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

6. All contractors, contractors representatives, and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, as the same may be revised from time to time. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed. Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant's premises. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

9.   Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business With them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials or other advertising; or (3) conduct or permit any other activities in the Building that might constitute a nuisance.

11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Promises or Building. Tenant shall not without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent, to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Promises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or With the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume. Tenant shall have no claim for damages of any nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

15. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper. efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the Present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines available to service the Building.

17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including. without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

18. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

19. Landlord may from time to time to time adopt appropriate systems and procedures for the security or safety of the Building. its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

20. Landlord shall have the right to prohibit the use of the name of the Building or . any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during reasonable times agreed to in advance by Landlord and in a manner which will not unreasonably interfere with the rights of other tenants in the Building.

22. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

23. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord, or to allow any smoke from the Premises to emanate into the common areas or any other tenant's premises. Landlord shall have the right at any time to designate the Building as a non-smoking building.

24. Tenant shall observe Landlord's rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a . uniform exterior appearance. Tenant shall ensure that to the extent reasonably practicable, window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

25. All deliveries to or from the' Premises shall be made only at . such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may unreasonably interferes with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

26. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

                                   EXHIBIT C
                             INTENTIONALLY OMITTED
                             ---------------------

                                   EXHIBIT D

                                  WORK LETTER
                                  -----------

     This Exhibit is attached to and made a Part of the Lease dated __________, 19__, by and between EOP OPERATING LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP ("Landlord") and INFORMATION MANAGEMENT ASSOCIATES, INC., A CONNECTICUT CORPORATION ("Tenant") for space in the Building located at 101 North Wacker Drive, Chicago, Illinois 60606.

1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy, There will be no Base Building or extra work performed by Landlord. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Tenant's sole cost and expense, subject to the Allowance (as defined below). Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord agrees to select the lowest qualified bid from three (3) general contractors selected by Landlord. In addition, the contract will contain a one (1) year warranty on materials and labor.

2. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "Plans") necessary to construct the Landlord Work, which plans shall be' subject to approval by Landlord and Landlord's architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall use the mechanical planner designated by Landlord for the preparation of the mechanical drawings. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the promises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord's architect will prepare the Plans necessary for such construction at Tenant's cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord's architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord's or its own, as the case may be) that the final approved Plans can be delivered to Landlord on or before September 21, 1998 (the "Plans Due Date"), provided that Tenant promptly furnished complete information concerning its requirements to said architect and engineers as and when requested by them. Tenant covenants and agrees to cause said final, approved Plans to be delivered to Landlord on or before said Plans Due Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Plans within the required time limit. (The word "architect" as used in this Exhibit D shall include an interior designer or space planner.) Landlord agrees to respond promptly to any requests by Tenant for approval of its plans or any changes thereto and to review the bids for the Landlord Work promptly in order to facilitate the performance of the Landlord Work. Such prompt response shall be deemed to be not more than three (3) Business Days.

3. In the event Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor's fees and permit fees. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes . to the , Proposed Landlord Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

4. In the event Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, upon demand. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

5. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within three (3) Business Day, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, upon demand.

6. Following approval of the Plans and the payment by Tenant of the required Portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work.

7. Landlord agrees to provide Tenant with an allowance (the "Allowance") in an amount not to exceed Four Hundred Five Thousand One Hundred Thirty and 00/100 Dollars ($405,130.00) (i.e., $29.00 per rentable square foot of the Premises) to be applied toward the cost of the Plans and the Landlord Work in the Premises. In the event the Allowance shall not be sufficient to complete the Landlord Work, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in paragraph 4 above. In the event the Allowance exceeds the cost of Landlord Work, Tenant shall have the right to apply up to Forty One Thousand Nine Hundred Ten and 00/100 Dollars ($41,910.00) [i.e., Three and 001100 Dollars ($3.00)
     per rentable square foot of the Premises] (the "Cabling/Moving Allowance") toward cabling costs and moving expenses ("Cabling Work" and "Moving Costs") in connection with Tenant's improvements in the Premises or its relocation to the Building. The Cabling/Moving Allowance shall be paid to Tenant within thirty (30) days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Cabling Work and Moving Costs; (2) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the Cabling Work done; (3) full and final waivers of lien; (4) as-built plans of Cabling Work; and (5) the certification of Tenant and its cabling contractor that the Cabling Work has been installed in a good and workmanlike manner and in accordance with the approved plans. In addition, Tenant shall provide a copy of test data furnished by the installing contractor upon completion of the Cabling Work. The Cabling/Moving Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Any remaining Allowance shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any further credit, offset, abatement or payment with respect thereto. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord's oversight of the Landlord Work in an amount equal to two and one half percent (2.5%) of the total cost of the Landlord Work. Notwithstanding anything herein to the contrary. Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

8. This Exhibit D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any Portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

9. Tenant acknowledges that, if Tenant is permitted to take possession of the Premises prior to the Commencement Date in accordance with the terms of
     Section 111.D. of this Lease, a portion of the Landlord Work will be performed by Landlord in the Premises during Normal Business Hours subsequent to such possession date. Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant during the performance of the Landlord Work shall not delay the Commencement Date, subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit D as of the day and year first above written.


WITNESS/ATTEST                LANDLORD:  EOP OPERATING LIMITED
                                         PARTNERSHIP, A DELAWARE
                                         LIMITED PARTNERSHIP

/s/ Diane Pantaleo
----------------------
                              By:  Equity Office Properties Trust, a
Name: Diane Pantaleo
----------------------
                                   Maryland real estate investment trust,
                                   its managing general partner

Name (print):_________
                                   By: /s/ Arvid Povilaitis
                                      ---------------------------------
                                   Name: Arvid Povilaitis
                                        -------------------------------

                                   Title: Sr. Vice President
                                         ------------------------------

WITNESS/ATTEST:               TENANT:  INFORMATION MANAGEMENT ASSOCIATES,
                                       INC., A CONNECTICUT CORPORATION

/s/ Christy L. Tomas
-----------------------
Name: Christy L. Tomas        By: /s/ Michael T. Dylag
     ------------------         --------------------------------------
                              Name: Michael T. Dylag
                                   -----------------------------------

/s/ Lynn M. Ingrassia
-----------------------
Name: Lynn M Ingrassia
     ------------------
                              Title: V. P. Finance & Administartion
                                    -----------------------------------

                                   EXHIBIT E

                             ADDITIONAL PROVISIONS
                             ---------------------

     This Exhibit is attached to and made a part of the Lease dated__________, 19__, by and between EOP OPERATING LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP ("Landlord") and INFORMATION MANAGEMENT ASSOCIATES, INC., A CONNECTICUT CORPORATION ("Tenant") for space in the Building located at 101 North Wacker Drive, Chicago, Illinois 60606.

I.   ACCELERATION OPTION.

     A. Tenant shall have the right to accelerate the Termination Date ("Acceleration Option") of the Lease from December 31, 2005 to December 31, 2003 (the "Acceleration Expiration Date"), if:

          1. Tenant is not in Monetary Default or material default beyond any applicable notice and cure period under the Lease at the date Tenant provides Landlord with an Acceleration Notice (hereinafter defined), and

          2. no part of the Premises is sublet for a term extending past the Accelerated Expiration Date unless such term shall be terminated by Tenant; and

          3. the Lease has not been assigned except pursuant to a Permitted Transfer; and

          4. Landlord receives written notice of acceleration ('Acceleration Notice") no later than the last day of the forty eighth (48th) full calendar month of the Lease Term.

     B. If Tenant exercises its Acceleration Option, Tenant, simultaneously with delivery of the Acceleration Notice shall pay to Landlord the sum of Two Hundred Nine Thousand Five Hundred Fifty and 00/100 Dollars ($209,550.00) (the "Acceleration Fee") as a fee in connection with the acceleration of the Termination Date and not as a penalty.

     C. If Tenant, subsequent to providing Landlord with an Acceleration Notice, defaults in any of the provisions of this Lease (including, without limitation, a failure to pay any installment of the Acceleration Fee due hereunder),Landlord, at its option, may (i) declare Tenant's exercise of the Acceleration Option to be null and void, and any Acceleration Fee paid to Landlord shall be returned to Tenant, after first applying such Acceleration Fee against any past due Rent under Lease, or (ii) continue to honor Tenant's exercise of its Acceleration Option, in which case, Tenant shall remain liable for the payment of the Acceleration Fee and for all Base Rental, Additional Base Rental and other sums due under the Lease up to and including the Accelerated Expiration Date even though billings for such may occur subsequent to the Accelerated Expiration Date.

II.  LANDLORD'S CONSENT.

     Except with regard to requests for consent or approval that require Landlord to make a determination of the aesthetics of certain signage, alterations or other things that would be visible from outside the Premises or Building or to assume certain risks, including, without limitation, the risk that a certain alteration, addition and/or improvement could adversely effect the mechanical systems or structure of the Building or require excess removal costs, Landlord and Tenant agree to act reasonably and without unreasonable delay in granting approval or disapproval of any requests by the other for consent or approval.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit E as of the day and year first above written.


WITNESS/ATTEST                LANDLORD:  EOP OPERATING LIMITED
                                         PARTNERSHIP, A DELAWARE
                                         LIMITED PARTNERSHIP
/s/ Diane Pantaleo
----------------------
                              By:  Equity Office Properties Trust, a
Name: Diane Pantaleo
     -----------------
                                   Maryland real estate investment trust,
                                   its managing general partner

Name (print):_________
                                   By: /s/ Arvid Povilaitis
                                      ---------------------------------

                                   Name: Arvid Povilaitia
                                        -------------------------------

                                   Title: Sr. Vice President
                                         ------------------------------

WITNESS/ATTEST:               TENANT:  INFORMATION MANAGEMENT ASSOCIATES,
                                       INC., A CONNECTICUT CORPORATION

/s/ Christy L. Tomas
----------------------
                              By: /s/ Michael T. Dylag
Name: Christy L. Tomas           --------------------------------------
     -----------------        Name: Michael T. Dylag
                                   ------------------------------------
Name (print):_________
                              Title: V.P. Finance & Administration
                                    -----------------------------------

                                   EXHIBIT F
                                    SAMPLE
                               LETTER OF CREDIT
                               ----------------

                           _________________________
                        [Name of Financial Institution]

                                                  Irrevocable Standby
                                                  Letter of Credit
                                                  No._____________________
                                                  Issuance Date:__________
                                                  Expiration Date:________
                                                  Applicant:______________



Beneficiary

EOP Operating Limited Partnership
c/o Equity Office Properties Trust
Two North Riverside Plaza, Suite 2200
Chicago, Illinois 60606

Ladies/Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of Three Hundred Thousand and 00/1 00 U.S. Dollars ($300,000.00) available for payment at sight by your draft drawn on us when accompanied by the following documents-

1.   An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ___________ U.S. Dollars ($__________) under your Irrevocable Standby Letter of Credit No. _______________ represents funds due and owing to u . s as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership, as landlord, and, INFORMATION MANAGEMENT ASSOCIATES, INC.,. as tenant."

     It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2200, Chicago, IL 60606, Attention; Vice President-Corporate Operations. In addition, provided that you have not provided us with written notice of Applicant's default under the above referenced lease prior to the effective date of any reduction, the amount of this Irrevocable Standby Letter of Credit shall automatically reduce in accordance with the following schedule:

       Effective Date of Reduction      New Reduced Amount of Letter of Credit
                1/1/00                                 $240,000.00
                1/1/01                                 $180,000.00
                1/1/02                                 $120,000.00
                1/1/03                                 $ 60,000.00
                1/1/04                                 $      0.00

     In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1. and 2. above in. the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a date statement within thirty (30) days of the expiration of this Letter of Credit purportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of an assignment we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

     This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No, 500.

     We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

     All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at _______________________ to the attention of __________________________.

                                   Very truly yours,

                                   _______________________________
                                   [name]

                                   _______________________________
                                   [title]